Exhibit 3.2

SECOND AMENDED AND RESTATED BY-LAWS

of

SPECTRUM BRANDS HOLDINGS, INC.

(A Delaware Corporation)

Table of Contents

ARTICLE I DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the term:

1.1 “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor or otherwise;  provided,  however, that for the avoidance of doubt, it is understood that any publicly traded corporation with respect to which the Harbinger Parties do not Beneficially Own a majority of the outstanding voting securities will be deemed not to be an Affiliate of the Harbinger Parties unless the Harbinger Parties have the right to designate a majority of the members of the board of directors of such publicly-traded corporation; provided,  further, that the foregoing proviso will not apply to HGI.

1.2 “Assistant Secretary” means an Assistant Secretary of the Corporation.
1.3 “Assistant Treasurer” means an Assistant Treasurer of the Corporation.

1.4 “Beneficial Ownership,” “Beneficially Owned” and “Beneficially Owns” have the meanings specified in Rule 13d-3 promulgated under the Exchange Act, including the provision that any member of a “group” will be deemed to have beneficial ownership of all securities beneficially owned by other members of the group, and a Person’s beneficial ownership of securities will be calculated in accordance with the provisions of such Rule; provided,  however, that a Person will be deemed to be the beneficial owner of any security which may be acquired by such Person whether within 60 days or thereafter, upon the conversion, exchange or exercise of any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire (x) capital stock of any Person or (y) securities directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock of such Person.

1.5 “Board” means the Board of Directors of the Corporation.
1.6 “By-laws” means the By-laws of the Corporation, as amended or restated from time to time.
1.7 “Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended or restated from time to time.
1.8 “Chairman” means the Chairman of the Board.
1.9 “Chief Executive Officer” means the Chief Executive Officer of the Corporation.
1.10 “Corporation” means Spectrum Brands Holdings, Inc.
1.11 “DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time.
1.12 “Directors” means the members of the Board.
1.13 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.14 “Harbinger Parties” means Harbinger Capital Partners Master Fund I, Ltd., a Cayman Islands exempted company, Harbinger Capital Partners Special Situations Fund, L.P., a Delaware limited partnership, and Global Opportunities Breakaway Ltd., a Cayman Islands exempted company, collectively.

1.15 “HGI” means Harbinger Group Inc., a Delaware corporation.

1.16 “Independent Director” means a Director who qualifies as an “independent director” of the Corporation under (A) if the Voting Securities are, at the time of determination, listed for trading on the NYSE, Rule 303A(2) of the NYSE Listed Company Manual, (B) if the Voting Securities are, at the time of determination, listed or quoted on a securities exchange or quotation system, other than the NYSE, that has an independence requirement, the comparable rule or regulation of such securities exchange or quotation system on which the Voting Securities are listed or quoted, or (C) otherwise, Rule 303A(2) of the NYSE Listed Company Manual, assuming for this purpose that it applies to the Corporation; provided,  however, that, at any time that there is a Significant Stockholder, in order for a Director to be deemed an “Independent Director,” such Director would also have to be considered an “independent director” of each Significant Stockholder under the applicable standard set forth in clause (A), (B) or (C) above, assuming for this purpose that (i) such Director was a director of a Significant Stockholder (whether or not such Director actually is or has been a director of a Significant Stockholder) and (ii) such Significant Stockholder is deemed to be listed or quoted on the same securities or quotation system that the Corporation is at the applicable time. For the avoidance of doubt, in no event shall a Director be deemed not to qualify as an Independent Director based on the fact that such Director was designated by a Significant Stockholder.

1.17 “Law” means any U.S. or non-U.S., federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

1.18 “Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the DGCL to the contrary notwithstanding.
1.19 “Outstanding Voting Securities” means at any time the then-issued and outstanding Voting Securities.

1.20 “Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or other similar organization or entity.

1.21 “President” means the President of the Corporation.

1.22  “Restricted Group” means, with respect to any Significant Stockholder, (i) such Significant Stockholder, (ii) any Affiliate of such Significant Stockholder, and (iii) any group (that would be deemed to be a “person” by Section 13(d)(3) of the Exchange Act with respect to securities of the Corporation) of which such Significant Stockholder or any Person directly or indirectly controlling or controlled by such Significant Stockholder is a member.

1.23 “Secretary” means the Secretary of the Corporation.

1.24 “Significant Stockholder” means any Person who, together with its Affiliates, Beneficially Owns 40% or more of the Outstanding Voting Securities or Capital Stock into which any Outstanding Voting Securities may be converted.

1.25 “Stockholder Business” means (i) with respect to an annual meeting of Stockholders, any business brought before such meeting in accordance with Section 2.2(B)(ii), and (ii) with respect to a special meeting of Stockholders, any business brought before such meeting in accordance with Section 2.3(B).

1.26 “Stockholders” means the stockholders of the Corporation.
1.27 “Treasurer” means the Treasurer of the Corporation.
1.28 “Vice President” means a Vice President of the Corporation.
1.29 “Voting Securities” means the common stock and any other securities of the Corporation of any kind or class having power generally to vote for the election of Directors.

ARTICLE II STOCKHOLDERS
2.1 Place of Meetings. Meetings of Stockholders may be held at such place or solely by means of remote communication or otherwise, as may be designated by the Board from time to time.
2.2 Annual Meetings.
(A) A meeting of Stockholders for the election of Directors and other business shall be held annually at such date and time as may be designated by the Board from time to time.

(B) At an annual meeting of Stockholders, only business (other than business relating to the nomination or election of Directors, which is governed by Section 3.4) that has been properly brought before the meeting of Stockholders in accordance with the procedures set forth in this Section 2.2 shall be conducted.  To be properly brought before an annual meeting of Stockholders, such business must be brought before the meeting (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (a) was a Stockholder of record of the Corporation when the notice required by this Section 2.2 is delivered to the Secretary and at the time of the annual meeting, (b) is entitled to vote at the annual meeting and (c) complies with the notice and other provisions of this Section 2.2.  Section 2.2(B)(ii) is the exclusive means by which a Stockholder may bring business before an annual meeting of Stockholders, except (x) with respect to nominations or elections of Directors which is governed by Section 3.4 and (y) with respect to proposals where the Stockholder proposing such business has notified the Corporation of such Stockholder’s intent to present the proposals at an annual meeting in compliance with Section 14 of the Exchange Act and such proposals have been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting, in which case the notice requirements of this Section 2.2 shall be deemed satisfied with respect to such proposals.

(C) At any annual meeting of Stockholders, all proposals of Stockholder Business must be made by timely written notice given by a Stockholder of record (the “Notice of Business”) and must otherwise be a proper matter for Stockholder action.  To be timely, the Notice of Business must be delivered personally or mailed to, and received at, the Office of the Corporation, addressed to the Secretary, by no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided,  however, that if (i) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders or (ii) no annual meeting was held during the prior year, then the notice by the Stockholder to be timely must be received (a) no earlier than 120 days before such annual meeting and (b) no later than the later of 90 days before such annual meeting and the tenth day after the day on which the notice of such annual meeting was made by mail or Public Disclosure.  In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual meeting of Stockholders commence a new time period (or extend any time period) for the giving of the Notice of Business.

(D) The Notice of Business must set forth:
(i) the name and record address of each Stockholder proposing Stockholder Business for an annual meeting (the “Proponent”), as they appear on the Corporation’s books;
(ii) the name and address of any Stockholder Associated Person;

(iii) as to each Proponent and any Stockholder Associated Person, (a) the class or series and number of shares of stock of the Corporation directly or indirectly held of record and beneficially owned by the Proponent or Stockholder Associated Person, (b) the date such shares of stock were acquired, (c) a description of any agreement, arrangement or understanding, direct or indirect, with respect to such Stockholder Business between or among the Proponent, any Stockholder Associated Person or any others (including their names) acting in concert with any of the foregoing, (d) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into, directly or indirectly, as of the date of the Proponent’s notice by, or on behalf of, the Proponent or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proponent or any Stockholder Associated Person with respect to shares of stock of the Corporation (a “Derivative”), (e) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which the Proponent or Stockholder Associated Person has a right to vote any shares of stock of the Corporation, (f) any rights to dividends on the stock of the Corporation owned beneficially by the Proponent or Stockholder Associated Person that are separated or separable from the underlying stock of the Corporation, (g) any proportionate interest in stock of the Corporation or Derivatives held, directly or indirectly, by a general or limited partnership in which the Proponent or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (h) any performance–related fees (other than an asset-based fee) that the Proponent or Stockholder Associated Person is entitled to, based on any increase or decrease in the value of stock of the Corporation or Derivatives thereof, if any, as of the date of such notice, and (i) with respect to any and all of the agreements, contracts, understandings, arrangements, proxies or other relationships referred to in the foregoing clauses (c) through (h), a representation that such Proponent will notify the Corporation in writing of any such agreement, contract, understanding, arrangement, proxy or other relationship that is or will be in effect as of the date of such meeting no later than five business days before the date of such meeting.  The information specified in Section 2.2(D)(i) to (iii) is referred to herein as “Stockholder Information”;

(iv) a representation that each Proponent is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business;

(v) a brief description of the Stockholder Business desired to be brought before the annual meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business at the meeting;
(vi) any material interest of the Proponent and any Stockholder Associated Person in such Stockholder Business;

(vii) a representation as to whether the Proponent intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (b) otherwise to solicit proxies or votes from Stockholders in support of such Stockholder Business;  and

(viii) all other information that would be required to be filed with the Securities and Exchange Commission (“SEC”) if the Proponents or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act.

(E) The person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting, that business was not properly brought before the meeting in accordance with the procedures set forth in this Section 2.2, and, if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(F) If the Proponent (or a qualified representative of the Proponent) does not appear at the annual meeting of Stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.2, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the annual meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(G) “Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(H) “Stockholder Associated Person” means, with respect to any Stockholder, (i) any other beneficial owner of stock of the Corporation that is owned by such Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder or such beneficial owner.

(I) “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(J) Nothing in this Section 2.2 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

2.3 Special Meetings.

(A) Special meetings of Stockholders may be called at any time by the Board by giving notice to each Stockholder entitled to vote at such meeting in accordance with Section 2.5 hereof.  Business transacted at any special meeting of Stockholders called by the Board shall be limited to the purposes stated in the notice.

(B) Special meetings of Stockholders shall be called by the Board upon written request to the Secretary of one or more record holders of shares of stock of the Corporation representing in the aggregate not less than 25% of the total number of shares of stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting.  A request to the Secretary shall be signed by the Stockholder or Stockholders, or a duly authorized agent of such Stockholder or Stockholders, requesting a special meeting (a “Special Meeting Request”). A special meeting requested by Stockholders shall be held at such date, time and place within or without the state of Delaware as may be fixed by the Board; provided,  however, that the date of any such special meeting shall be not more than 90 days after the Special Meeting Request is received by the Secretary.  Notwithstanding the foregoing, a special meeting requested by Stockholders shall not be held if (i) the Special Meeting Request(s) relates to an item of business that is not a proper subject for Stockholder action under applicable law, (ii) the Special Meeting Request(s) is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iii) an identical or substantially similar item (as determined in good faith by the Board, a “Similar Item”) was presented at a meeting of the Stockholders held within 90 days prior to receipt by the Corporation of such Special Meeting Request(s) (and, for purposes of this Section 2.3(B), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), (iv) the Board calls an annual or special meeting of Stockholders to be held not later than 90 days after the Secretary's receipt of the Special Meeting Request(s) and a Similar Item is included in the Corporation’s notice as an item of business to be brought before such annual or special meeting of Stockholders, (v) a Similar Item is already included in the Corporation's notice as an item of business to be brought before a meeting of the Stockholders that has been called but not yet held, or (vi) the Special Meeting Request(s) was made in a manner that involved a violation of Regulation 14A under the Exchange Act.  A Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary, and if, following such revocation, there are unrevoked requests from Stockholders holding in the aggregate less than the requisite number of shares entitling the Stockholders to make a Special Meeting Request, the Board, in its discretion, may cancel such special meeting.  Business transacted at a special meeting requested by Stockholders shall be limited to the matters described in the Special Meeting Request;  provided,  however, that nothing herein shall prohibit the Board from submitting matters to the Stockholders at any special meeting requested by Stockholders.

(C) The Special Meeting Request must set forth:

(i) the Stockholder Information with respect to each Stockholder proposing Stockholder Business for a special meeting (the “Requesting Person”);
(ii) the name and address of any Stockholder Associated Person;

(iii) a representation that each Requesting Person is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such Stockholder Business;

(iv) a brief description of the Stockholder Business desired to be brought before the special meeting, the text of the proposal (including the text of any resolutions proposed for consideration and, if such Stockholder Business includes a proposal to amend the By-laws, the language of the proposed amendment) and the reasons for conducting such Stockholder Business;

(v) any material interest of the Requesting Person and any Stockholder Associated Person in such Stockholder Business;

(vi) a representation as to whether the Requesting Person intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt such Stockholder Business or (b) otherwise to solicit proxies or votes from Stockholders in support of such Stockholder Business;  and

(vii) all other information that would be required to be filed with the SEC if the Requesting Persons or Stockholder Associated Persons were participants in a solicitation subject to Section 14 of the Exchange Act.

(D) If the Requesting Person (or a qualified representative of the Requesting Person) does not appear at the special meeting of Stockholders to present the Stockholder Business such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 2.3, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(E) Nothing in this Section 2.3 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

2.4 Record Date.

(A) For the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable Law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days or less than ten days before the date of such meeting.  Subject to Section 2.13, for the purposes of determining the Stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable Law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten days after the date on which the record date was fixed by the Board.  For the purposes of determining the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, exercise any rights in respect of any change, conversion or exchange of stock or take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable Law, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than 60 days prior to such action.

(B) Subject to Section 2.13, if no such record date is fixed:

(i) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day on which notice is given or, if notice is waived, at the close of business on the day on which the meeting is held;

(ii) The record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board is required by applicable Law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable Law; and when prior action by the Board is required by applicable Law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board takes such prior action; and

(iii) When a determination of Stockholders of record entitled to notice of or to vote at any meeting of Stockholders has been made as provided in this Section 2.4, such determination shall apply to any adjournment thereof;  provided,  however, that the Board may fix a new record date for determination of Stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for Stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote in accordance with the foregoing provisions.

2.5 Notice of Meetings of Stockholders.  Whenever under the provisions of applicable Law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given stating the place, if any, date and hour of the meeting, the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the Stockholders entitled to vote at the meeting, if such date is different from the record date for determining Stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purposes for which the meeting is called.  Unless otherwise provided by these By-laws or applicable Law, notice of any meeting shall be given, not less than ten nor more than 60 days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the record date for determining the Stockholders entitled to notice of the meeting.  If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, directed to the Stockholder at his or her address as it appears on the records of the Corporation.  An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.5 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting.  If, however, the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.    If after the adjournment a new record date for Stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each Stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

2.6 Waivers of Notice.  Whenever the giving of any notice to Stockholders is required by applicable Law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice.  Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.  Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

2.7 List of Stockholders.  The officer who has charge of the stock ledger shall prepare and make, at least ten days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder; provided,  however,  that if the record date for determining the Stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the Stockholders entitled to vote as of the tenth day before the meeting date and the address of each such Stockholder and the number of shares registered in the name of such Stockholder.  Such list may be examined by any Stockholder, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable Law.  If the meeting is to be held at a place, a list of Stockholders entitled to vote at the meeting shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any Stockholder who is present.  If the meeting is held solely by means of remote communication, the list shall also be open for inspection as provided by applicable Law.  Except as provided by applicable Law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.

2.8 Quorum of Stockholders; Adjournment.  Except as otherwise provided by any applicable Law or these By-laws, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock of the Corporation entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting.  In the absence of a quorum, the holders of a majority in voting power of the shares of stock of the Corporation present in person or represented by proxy at any meeting of Stockholders, including an adjourned meeting, and entitled to vote thereon may adjourn such meeting to another time and place.  Shares of its own stock belonging to the Corporation or to any of its subsidiaries shall neither be entitled to vote nor be counted for quorum purposes; provided,  however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

2.9 Voting; Proxies.  At any meeting of Stockholders, all matters, except as otherwise provided by the Certificate of Incorporation, these By-laws or any applicable Law, shall be decided by the affirmative vote of a majority in voting power of shares of stock of the Corporation present in person or represented by proxy and entitled to vote thereon.  At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect.  Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by proxy but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in Law to support an irrevocable power.  A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date.

2.10 Voting Procedures and Inspectors at Meetings of Stockholders.  The Board, in advance of any meeting of Stockholders, may appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof.  The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (A) ascertain the number of shares outstanding and the voting power of each, (B) determine the shares represented at the meeting and the validity of proxies and ballots, (C) count all votes and ballots, (D) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (E) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  Unless otherwise provided by the Board, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting.  No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise.  In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable Law.  No person who is a candidate for office at an election may serve as an inspector at such election.

2.11 Conduct of Meetings; Adjournment.  The Board may adopt such rules and procedures for the conduct of meetings of Stockholders as it deems appropriate.  At each meeting of Stockholders, the President or, in the absence of the President, the Chief Executive Officer or, in the absence of the Chief Executive Officer,  the Chairman or, if there is no Chairman or if there be one and the Chairman is absent, a Vice President and, in case more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President present), shall preside over the meeting.  Except to the extent inconsistent with the rules and procedures as adopted by the Board, the person presiding over the meeting of Stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting.  Such rules and procedures, whether adopted by the Board or prescribed by the person presiding over the meeting, may include, (A) the establishment of an agenda or order of business for the meeting, (B) rules and procedures for maintaining order at the meeting and the safety of those present, (C) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (D) restrictions on entry to the meeting after the time fixed for the commencement thereof and (E) limitations on the time allotted to questions or comments by participants.  The person presiding over any meeting of Stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.  The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting.  If none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

2.12 Order of Business. The order of business at all meetings of Stockholders shall be as determined by the person presiding over the meeting.
2.13 Written Consents of Stockholders Without a Meeting.

(A) Any person seeking to have the Stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary and delivered to the Corporation, request that a record date be fixed for such purpose.  The Board shall promptly, but in all events within ten days after the date on which such written notice is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to Section 2.4).  If no record date has been fixed by the Board by ten days after the date on which such written notice is received, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable Law, shall be as specified in Section 2.4(B)(ii).

(B) Any action to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be so taken, shall be signed by the holders of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered (by hand or by certified or registered mail, return receipt requested) to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of Stockholders are recorded.  Every written consent shall bear the date of signature of each Stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.13, written consents signed by a sufficient number of holders to take action are delivered to the Corporation as aforesaid.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by applicable Law, be given to those Stockholders who have not consented in writing, and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation.

ARTICLE III DIRECTORS

3.1 General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board.  The Board may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-laws or applicable Law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

3.2 Number; Term of Office.  Subject to the rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation to elect Directors, the Board shall initially consist of ten members and the number of Directors may thereafter be increased or decreased, from time to time, by resolution of the Board.  Each Director shall hold office until a successor is duly elected and qualified or until the Director’s earlier death, resignation, disqualification or removal.

3.3 Classified Board of Directors.  The Board shall be classified as set forth in the Certificate of Incorporation. The members of each class shall hold office until their successors are elected and qualified or until their earlier resignation, retirement, removal or death.  Any Director elected to fill a vacancy shall have the same remaining term as that of his or her predecessor.

3.4 Nominations of Directors.
(A) Only persons who are nominated in accordance with the procedures set forth in this Section 3.4 are eligible for election as Directors.

(B) The Nominating and Corporate Governance Committee (as defined in Section 6.2 of the Certificate of Incorporation) shall nominate for election to the Board the total number of persons as shall stand for election at the applicable meeting of the stockholders, such nominations to be made by written notice delivered personally or mailed to and received at the Office of the Corporation.

(C) Except with respect to the nominations made by the Nominating and Corporate Governance Committee pursuant to Section 3.4(B), nominations of persons for election to the Board may only be made at a meeting properly called for the election of Directors and only (i) by or at the direction of the Board or any committee thereof or (ii) by a Stockholder who (a) was a Stockholder of record of the Corporation when the notice required by this Section 3.4 is delivered to the Secretary and at the time of the meeting, (b) is entitled to vote for the election of Directors at the meeting and (c) complies with the notice and other provisions of this Section 3.4.  Section 3.4(C)(ii) is the exclusive means by which a Stockholder may nominate a person for election to the Board.  Persons nominated in accordance with Section 3.4(C)(ii) are referred to as “Stockholder Nominees”. A Stockholder nominating persons for election to the Board is referred to as the “Nominating Stockholder”.

(D) All nominations of Stockholder Nominees must be made by timely written notice given by or on behalf of a Stockholder of record of the Corporation (the “Notice of Nomination”).  To be timely, the Notice of Nomination must be delivered personally or mailed to and received at the Office of the Corporation, addressed to the attention of the Secretary, by the following dates:

(i) in the case of the nomination of a Stockholder Nominee for election to the Board at an annual meeting of Stockholders, no earlier than 120 days and no later than 90 days before the first anniversary of the date of the prior year’s annual meeting of Stockholders; provided,  however, that if (a) the annual meeting of Stockholders is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the prior year’s annual meeting of Stockholders or (b) no annual meeting was held during the prior year, notice by the Stockholder to be timely must be received (1) no earlier than 120 days before the date of such annual meeting and (2) no later than the later of 90 days before the date of such annual meeting and the tenth day after the date on which the notice of such annual meeting was made by mail or Public Disclosure; and

(ii) in the case of the nomination of a Stockholder Nominee for election to the Board at a special meeting of Stockholders, no earlier than 120 days before the date of such special meeting and (b) no later than the later of 90 days before the date of such special meeting and the tenth day after the date on which the notice of such special meeting was made by mail or Public Disclosure.

(E) Notwithstanding anything to the contrary, if the number of Directors to be elected to the Board at a meeting of Stockholders is increased effective after the time period for which nominations would otherwise be due under this Section 3.4 and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 100 days before the first anniversary of the preceding year’s annual meeting, a Notice of Nomination shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered personally and received at the Office of the Corporation, addressed to the attention of the Secretary, no later than the close of business on the tenth day following the day on which such Public Disclosure is first made by the Corporation.

(F) In no event shall an adjournment, postponement or deferral, or Public Disclosure of an adjournment, postponement or deferral, of an annual or special meeting commence a new time period (or extend any time period) for the giving of the Notice of Nomination.

(G) The Notice of Nomination shall set forth:
(i) the Stockholder Information with respect to each Nominating Stockholder and Stockholder Associated Person;

(ii) a representation that each Stockholder nominating a Stockholder Nominee is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(iii) all information regarding each Stockholder Nominee and Stockholder Associated Person that would be required to be disclosed in a solicitation of proxies subject to Section 14 of the Exchange Act, the written consent of each Stockholder Nominee to being named in a proxy statement as a nominee and to serve if elected;

(iv) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among a Nominating Stockholder, Stockholder Associated Person or their respective associates, or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Nominating Stockholder, Stockholder Associated Person or any person acting in concert therewith, was the “registrant” for purposes of such rule and the Stockholder Nominee was a director or executive of such registrant;

(v) with respect to any and all of the agreements, contracts, understandings, arrangements, proxies or other relationships referred to in the foregoing subclauses (iii) and (iv), a representation that such Nominating Stockholder will notify the Corporation in writing of any such agreement, contract, understanding, arrangement, proxy or other relationship that are or will be in effect as of the date of such annual meeting no later than five business days before the date of such meeting;

(vi) a representation as to whether such Nominating Stockholder intends (a) to deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the nomination or (b) otherwise to solicit proxies or votes from Stockholders in support of such nomination;

(vii) all other information that would be required to be filed with the SEC if the Nominating Stockholders and Stockholder Associated Person were participants in a solicitation subject to Section 14 of the Exchange Act; and

(viii) any other information requested by the Corporation of either the Nominating Stockholder or the Stockholder Nominee as the Corporation may reasonably require to determine the eligibility of such Stockholder Nominee to serve as a Director;  provided, that such request must be made within five business days of the Corporation’s receipt of the Notice of Nomination.

(H) If the Nominating Stockholder or Stockholder Nominee (as applicable) does not provide the information required by Section 3.4(G)(viii) within ten business days after the Corporation’s request, then such Nominating Stockholder’s proposal shall be disregarded. In addition, the person presiding over the meeting shall, if the facts warrant, determine and declare to the meeting that any proposed nomination of a Stockholder Nominee was not made in accordance with the procedures set forth in this Section 3.4 and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(I) If the Stockholder (or a qualified representative of the Stockholder) does not appear at the applicable meeting of Stockholders to nominate the Stockholder Nominees, such nomination shall be disregarded and such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.  For purposes of this Section 3.4, to be considered a qualified representative of the Stockholder, a person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder or an electronic transmission delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Stockholders.

(J) Nothing in this Section 3.4 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation pursuant to any applicable provision of the Certificate of Incorporation.

3.5 Resignation.  Any Director may resign at any time by notice given in writing or by electronic transmission to the Secretary.  Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified.

3.6 Regular Meetings. Regular meetings of the Board may be held without notice at such times and at such places as may be determined from time to time by the Board or its Chairman.

3.7 Special Meetings.  Special meetings of the Board may be held at such times and at such places as may be determined by the Chairman, the Chief Executive Officer or the President on at least 24 hours’ notice to each Director given by one of the means specified in Section 3.10 hereof other than by mail or on at least three days’ notice if given by mail.  Special meetings shall be called by the Chairman, the Chief Executive Officer, the President or the Secretary in like manner and on like notice on the written request of any two or more Directors.

3.8 Telephone Meetings.  Board or Board committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation by a Director in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

3.9 Adjourned Meetings.  A majority of the Directors present at any meeting of the Board, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place.  At least 24 hours’ notice of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.9 hereof other than by mail, or at least three days’ notice if by mail.  Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

3.10 Notice Procedure.  Subject to Sections 3.7 and 3.11 hereof, whenever notice is required to be given to any Director by applicable Law, the Certificate of Incorporation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such Director at such Director’s address as it appears on the records of the Corporation, telegram, telecopy or by other means of electronic transmission.

3.11 Waiver of Notice.  Whenever the giving of any notice to Directors is required by applicable Law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice.  Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special Board or committee meeting need be specified in any waiver of notice.

3.12 Organization.  At each meeting of the Board, the Chairman or, in his or her absence, another Director selected by the Board shall preside.  The Secretary shall act as secretary at each meeting of the Board.  If the Secretary is absent from any meeting of the Board, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

3.13 Quorum of Directors. The presence of a majority of the Board shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board.

3.14 Action by Majority Vote.  Except as otherwise expressly required by these By-laws or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

3.15 Action Without Meeting.  Unless otherwise restricted by these By-laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee.
ARTICLE IV COMMITTEES OF THE BOARD

The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent permitted by applicable Law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board.  Unless the Board provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  Each committee shall keep regular minutes of its meetings.  Unless the Board provides otherwise, each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business.  In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article III.

ARTICLE V OFFICERS

5.1 Positions; Election.  The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President or number of Presidents, a Secretary, a Treasurer and any other officers as the Board may elect from time to time, who shall exercise such powers and perform such duties as shall be determined by the Board from time to time.  Any number of offices may be held by the same person.

5.2 Term of Office.  Each officer of the Corporation shall hold office until such officer’s successor is elected and qualifies or until such officer’s earlier death, resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.  Such resignation shall take effect at the date of receipt of such notice or at such later time as is therein specified.  The resignation of an officer shall be without prejudice to the contract rights of the Corporation, if any.  Any officer may be removed at any time with or without cause by the Board.  Any vacancy occurring in any office of the Corporation may be filled by the Board.  The election or appointment of an officer shall not of itself create contract rights.

5.3 Chairman. The Chairman shall preside at all meetings of the Board and shall exercise such powers and perform such other duties as shall be determined from time to time by the Board.

5.4 Chief Executive Officer.  The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board, shall in general determine the direction and goals of the Corporation and supervise and control all of the business, operations and affairs of the Corporation.  The Chief Executive Officer shall have authority, subject to such rules as may be prescribed by the Board, to appoint such agents and employees of the Corporation as the Chief Executive Officer may deem necessary, to prescribe their powers and duties, and to delegate authority to them.  Such agents and employees shall hold office at the discretion of the Chief Executive Officer.  The Chief Executive Officer shall have authority, co-equal with the Chairman of the Board, to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board; and, except as otherwise provided by any applicable Law or by the Board, the Chief Executive Officer may authorize any President or Vice President or any other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in the Chief Executive Officer’s place and stead.

5.5 President.  The President (or in the event there is more than one President, reference under these By-Laws shall refer to any President (to the extent the context requires)) shall have general supervision over the business of the Corporation and other duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Chief Executive Officer or the Board and subject to the control of the Chief Executive Officer or the Board in each case.  The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable Law otherwise to be signed or executed.

5.6 Vice Presidents.  Vice Presidents shall have the duties incident to the office of Vice President and any other duties that may from time to time be assigned to the Vice President by the Chief Executive Officer, the President or the Board.  Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by the Board or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable Law otherwise to be signed or executed.

5.7 Secretary.  The Secretary shall attend all meetings of the Board and of the Stockholders, record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose and perform like duties for committees of the Board, when required.  The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and perform such other duties as may be prescribed by the Board or by the President.  The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary or an Assistant Secretary, shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary.  The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature.  The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer, the President, the Treasurer or any Vice President.  The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable Law are properly kept and filed and, in general, perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board, the Chief Executive Officer or the President.

5.8 Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever, deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the Chief Executive Officer, the President or the Board, whenever the Chief Executive Officer, the President or the Board shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, the Chief Executive Officer or the President.

5.9 Assistant Secretaries and Assistant Treasurers.  Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board, the Chief Executive Officer or the President.

ARTICLE VI INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

6.1 Right to Indemnification.  The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable Law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person.  Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

6.2 Advancement of Expenses.  To the extent not prohibited by applicable Law, the Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition; provided,  however, that, to the extent required by applicable Law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

6.3 Claims.

(A) To the extent not prohibited by applicable Law, if a claim for indemnification or advancement of expenses under this Article VI is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  To the extent not prohibited by applicable Law, in any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable Law.

(B) In any suit brought by a Covered Person seeking to enforce a right to indemnification hereunder (but not a suit brought by a Covered Person seeking to enforce a right to an advancement of expenses hereunder), it shall be a defense that the Covered Person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable Law.  With respect to any suit brought by a Covered Person seeking to enforce a right to indemnification or right to advancement of expenses hereunder or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such Covered Person is proper in the circumstances because such Covered Person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such Covered Person has not met such applicable standards of conduct, shall create a presumption that such Covered Person has not met the applicable standards of conduct or, in a case brought by such Covered Person seeking to enforce a right to indemnification, be a defense to such suit.

(C) In any suit brought by a Covered Person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Corporation to prove that the Covered Person seeking to enforce a right to indemnification or to an advancement of expenses or the Covered Person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article VI or otherwise.

6.4 Nonexclusivity of Rights.  The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these By-laws, the Certificate of Incorporation, agreement, vote of Stockholders or disinterested Directors or otherwise.

6.5 Other Sources.  The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person actually collects as indemnification or advancement of expenses from such other entity or enterprise; provided,  however, that no Covered Person shall be required to seek recovery from any other entity or enterprise.

6.6 Amendment or Repeal.  Notwithstanding anything to the contrary contained herein, any repeal or amendment of this Article VI by changes in Law (or otherwise), or the adoption of any other provision of these By-laws inconsistent with this Article VI, will, unless otherwise required by Law, be prospective only (except to the extent such amendment or change in Law permits the Corporation to provide broader rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection of a Covered Person existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision, regardless of when the applicable action, suit or proceeding in respect of which such right or protection is sought is commenced and regardless of when such right or protection is sought.

6.7 Other Indemnification and Prepayment of Expenses.  This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable Law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII TAG ALONG RIGHTS

Until the earlier of (i) June 16, 2012, and (ii) the date on which Persons who Beneficially Own 5% or more of the Outstanding Voting Securities shall no longer Beneficially Own, in the aggregate, 65% or more of the Outstanding Voting Securities, no Stockholder, together with its Affiliates (a “Selling Stockholder”), shall consummate, or enter into any agreement providing for a sale, assignment, pledge, hypothecation, encumbrance, disposition or gift (each, a “Transfer”) of 50% or more of the then-outstanding Voting Securities, in one or a series of related transaction (a “Control Share”) (other than a Transfer to an Affiliate of such Stockholder), unless, prior to the consummation of such transaction, the Person who is acquiring the Control Share in such Transfer offers each other Stockholder the opportunity to Transfer all of the Voting Securities held by such Stockholder for the same per share consideration that is being paid to the Selling Stockholder for its Control Share, and on other terms and conditions (including timing of payouts) no less favorable than those being offered to the Seller Stockholder.  Notwithstanding anything to the contrary set forth herein, so long as the Harbinger Parties Beneficially Own 40% or more of the outstanding voting securities of HGI, the provisions of this Article VII shall not apply to any Transfer of Voting Securities to HGI or any of its subsidiaries by the Harbinger Parties or any other members of their Restricted Group.  To the extent that any certificates are issued in respect of Voting Securities, each certificate representing Voting Securities shall be endorsed with a legend reflecting the rights set forth in this Article VII.

ARTICLE VIII GENERAL PROVISIONS

8.1 Certificates Representing Shares.  Shares of stock of the Corporation may be represented by certificates, and shares may be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both.  If shares are represented by certificates (if any) such certificates shall be in the form approved by the Board.  The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the Chairman, the President or any Vice President, and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer.  Any or all such signatures may be facsimiles.  Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

8.2 Transfer and Registry Agents.  The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board.

8.3 Lost, Stolen or Destroyed Certificates.  The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or his or her legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

8.4 Form of Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable Law.

8.5 Seal.  The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

8.6 Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.

8.7 Amendments.  Except as otherwise expressly provided for herein, these By-laws may be amended or repealed and new By-laws may be adopted by the Board; provided, that the Stockholders may make additional By-laws and may alter and repeal any By-laws whether such By-laws were originally adopted by them or otherwise; provided,  however, that no action by the Board to repeal or amend Section 2.3(B), Section 3.2, this Section 8.7, Article IV or Article VII (or any definition contained in Article I that is used in any such Section or Article), or the adoption of any other provision of these By-laws inconsistent with such Sections and Articles, shall be effective without the approval of a majority of the Board and a majority of the Independent Directors then serving.

8.8 Conflict with Applicable Law or Certificate of Incorporation.  These By-laws are adopted subject to any applicable Law and the Certificate of Incorporation.  Whenever these By-laws may conflict with any applicable Law or the Certificate of Incorporation, such conflict shall be resolved in favor of such Law or the Certificate of Incorporation.

FIRST AMENDMENT TO THE
SECOND AMENEDED AND RESTATED BY-LAWS
OF
SPECTRUM BRANDS HOLDINGS, INC.

Spectrum Brands Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby amend the Second Amended and Restated By-laws of the Corporation, as amended, effective July 28, 2015 (the “By-laws”), by:

1.	Inserting the following as Section 6.8 of the By-laws:

“Section 6.8 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, these Bylaw (in each case, as the same may be amended from time to time) or any other law applicable to the Corporation, or (D) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware.  If the Court of Chancery of the State of Delaware lacks jurisdiction over such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another court of the State of Delaware or, if no court of the State of Delaware has jurisdiction, then the federal district court for the District of Delaware.  Any person who, or entity that, holds, purchases or otherwise acquires an interest in stock of the Corporation (including any “beneficial owner”, within the meaning of Section 13(d) of the Exchange Act) shall be deemed (A) to have notice of, and to have consented to and agreed to comply with, the provisions of this Bylaw, and (B) to have consented to the personal jurisdiction of the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another court of the State of Delaware, or if no court of the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in any proceeding brought to enjoin any action by that person or entity that is inconsistent with the exclusive jurisdiction provided for in this Bylaw.  If any action the subject matter of which is within the scope of this Bylaw is filed in a court other than as specified above in the name of any stockholder, such stockholder shall be deemed to have consented to (A) the personal jurisdiction of the Court of Chancery of the State of Delaware, another court in the State of Delaware or the federal district court in the District of Delaware, as appropriate, in connection with any action brought in any such court to enforce this Bylaw and (B) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the action as agent for such stockholder.”

The First Amendment to the By-laws was duly approved by at least a majority of the board of directors of the Corporation in the manner required by the Act, the Corporation’s Certificate of Incorporation and the By-laws.